UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2011

RODMAN & RENSHAW CAPITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33737	84-1374481

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1251 Avenue of the Americas, New York, New York	10020

(Address Of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (212) 356-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On January 4, 2011, Rodman & Renshaw Capital Group, Inc. a Delaware corporation (“Rodman”), HHC Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Rodman (“Merger Sub”), and Hudson Holding Corporation, a Delaware corporation (“Hudson”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that Rodman will acquire all of the outstanding shares of Hudson common stock in a stock-for-stock merger (the “Merger”) using an exchange ratio of 0.0338 shares of Rodman common stock for each share of Hudson common stock. The deal is valued at approximately $7.0 million, based upon a $2.69 valuation per share of Rodman’s common stock. The exchange ratio and aggregate merger consideration are subject to adjustment, up or down, based upon the net liquid assets of Hudson at the effective time of the Merger. The Merger Agreement provides that at the effective time of the Merger, Hudson will merge with and into Merger Sub, with Merger Sub continuing as a wholly owned subsidiary of Rodman.

At the effective time of the Merger, each outstanding Hudson stock option will terminate and each outstanding Hudson warrant will convert into a warrant to acquire 0.0338 shares of Rodman common stock, subject to appropriate adjustment to the exercise price.

The Merger Agreement contains customary representations, warranties and covenants, including, among other things, covenants that, subject to certain exceptions: (i) Hudson will conduct its business in the ordinary course consistent with past practice until the earlier of the effective time of the Merger and termination of the Merger Agreement; (ii) Rodman and Hudson will each use its reasonable best efforts to take all actions necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by the Merger Agreement; and (iii) Hudson will not solicit, initiate or knowingly take any action that it knows or reasonably should know would facilitate or encourage the submission of any alternative acquisition proposal.

Consummation of the Merger is subject to various conditions, including: (i) adoption of the Merger Agreement by Hudson’s stockholders in accordance with Delaware law; (ii) the absence of any applicable law that prohibits, makes illegal or enjoins the consummation of the Merger; (iii) the joint Registration Statement and Proxy Statement on Form S-4 having been declared effective by the U.S. Securities and Exchange Commission (the “SEC”); and (iv) FINRA approval of the transaction.

The Merger Agreement contains certain termination rights for both of Rodman and Hudson, including the right of Hudson, under certain circumstances, to terminate the Merger Agreement in order to enter into an alternative business combination that constitutes a “Superior Proposal” (as defined in the Merger Agreement). The Merger Agreement further provides that, under specified circumstances, Hudson may be required to pay Rodman a termination fee of $350,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference into this report.

Voting Agreement

As a condition to Rodman entering into the Merger Agreement, on January 4, 2011, certain stockholders of Hudson who are members of Hudson management, Hudson directors or holders of 5% or more of the common stock of Hudson, entered into a voting agreement with Rodman (the “Voting Agreement”), in each case with respect to all of the shares of Hudson common stock beneficially owned by such stockholders (collectively, the “Voting Agreement Shares”). The stockholders party to the Voting Agreement own approximately 50% of the voting power of shares entitled to vote on the Merger and have agreed to take the following actions, among others: (1) vote all Voting Agreement Shares in favor of the Merger; and (2) vote the Voting Agreement Shares against any action, transaction or agreement that would result in a breach in respect of any covenant, representation or warranty or any other obligation or agreement of Hudson under the Merger Agreement or the Voting Agreement.

A copy of the form of Voting Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the form of Voting Agreement.

Item 2.02.	Results of Operations and Financial Condition

On January 5, 2011, Rodman and Hudson issued a joint press release announcing that they had entered into the Merger Agreement. That press release also included certain financial results of Rodman for the quarter ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended (the “Securities Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01.	Regulation FD Disclosure

On January 5, 2011 Rodman and Hudson issued a joint press release announcing that they had entered into the Merger Agreement. That press release also included certain financial results of Rodman for the quarter ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Rodman and Hudson will host a joint conference call on Wednesday, January 5, 2011 at 11:00 a.m. (Eastern). The conference call may include forward-looking statements.

All interested parties are invited to listen to Rodman’s President and CEO, Edward Rubin and CFO, David Horin, and Hudson’s CEO, Anthony Sanfilippo by dialing 1-877-407-8033 (domestic) or 1-201-689-8033 (international).

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the company under the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The information furnished pursuant to this Item 7.01 shall not be deemed to constitute an admission that such information is required to be furnished pursuant to Regulation FD or that such information or exhibits contain material information that is not otherwise publicly available. In addition, Rodman does not assume any obligation to update such information in the future.

Additional Information

In connection with the proposed Merger, Rodman will file a registration statement on Form S-4 with the SEC containing a prospectus of Rodman and other relevant documents relating to the acquisition of Hudson. The registration statement on Form S-4 will also include a proxy statement of Hudson, and the final proxy statement/prospectus will be mailed to stockholders of Hudson. Rodman and Hudson stockholders are urged to read the registration statement and any other relevant documents filed with the SEC, including the proxy statement/prospectus that will be part of the registration statement, because they will contain important information about Rodman, Hudson and the proposed transaction. Investors and securityholders will be able to obtain free copies of the registration statement and proxy statement/prospectus (when available) as well as other filed documents containing information about Rodman and Hudson, without charge, at the SEC’s website (www.sec.gov). Free copies of Rodman’s filings also may be obtained by directing a request to Rodman’s CFO by phone to (212) 356-0500, in writing to Rodman & Renshaw Capital Group, Inc., Attention: CFO, 1251 Avenue of the Americas, New York, NY 10022, by email to dhorin@rodm.com or at Rodman’s website (www.rodm.com). Free copies of Hudson’s filings also may be obtained by directing a request to Hudson’s CEO by phone to 201-216-0100, in writing to Hudson Holding Corporation, 111 Town Square Plaza, Suite 1500A, Jersey City, NJ 07310, Attention: CEO, or at Hudson’s website (www. hudsonholdingcorp.com).

This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Proxy Solicitation

Rodman, Hudson and their respective directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the stockholders of Hudson with respect to the proposed transaction. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and proxy statement/prospectus and other materials to be filed with the SEC in connection with the proposed transaction. Information regarding Rodman’s directors and executive officers is also available in Rodman’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on March 26, 2010. Information regarding Hudson’s directors and executive officers is also available in Hudson’s Annual Report on Form 10-K filed with the SEC on June 29, 2010. These documents are available free of charge at the SEC’s website at www.sec.gov and from Investor Relations at Rodman and Hudson.

Cautionary Statement Concerning Forward-Looking Statements

Statements in this Current Report on Form 8-K that relate to Rodman’s or Hudson’s future plans, objectives, expectations, performance, events and the like may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. Rodman intends that all such statements be subject to the “safe harbor” provisions of those Acts. Future events, risks and uncertainties, individually or in the aggregate, could cause our actual results to differ materially from those expressed or implied in these forward-looking statements. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: (1) the inability to close the Merger in a timely manner; (2) the inability to complete the Merger due to the failure to obtain stockholder approval and adoption of the Merger Agreement and approval of the Merger or the failure to satisfy other conditions to completion of the Merger, including required regulatory and court approvals; (3) the failure of the transaction to close for any other reason; (4) the possibility that the integration of Hudson’s business and operations with those of Rodman may be more difficult and/or take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to Hudson’s or Rodman’s existing businesses; (5) the challenges of integrating and retaining key employees; (6) the effect of the announcement of the transaction on Rodman’s, Hudson’s or the combined company’s respective business relationships, operating results and business generally; (7) the possibility that the anticipated synergies and cost savings of the Merger will not be realized, or will not be realized within the expected time period; (8) the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (9) the challenges of maintaining and increasing revenues on a combined company basis following the close of the Merger; (10) diversion of management’s attention from ongoing business concerns; (11) general competitive, economic, political and market conditions and fluctuations; (12) actions taken, or conditions imposed by, the United States or foreign governments; (13) adverse outcomes of pending or threatened litigation or government investigations; (14) the impact of competition in the industries and in the specific markets in which Rodman and Hudson, respectively, operate; and (15) other factors that may affect future results of the combined company described in the section entitled “Risk Factors” in the proxy statement/prospectus to be mailed to Hudson’s stockholders and in Rodman’s and Hudson’s respective filings with the SEC that are available on the SEC’s website located at www.sec.gov, including the sections entitled “Risk Factors” in Rodman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and “Risk Factors” in Hudson’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010. Readers are strongly urged to read the full cautionary statements contained in those materials. Rodman assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

Item 9.01.	Exhibits.

          (d) Exhibits

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated January 4, 2011, among Rodman & Renshaw Capital Group, Inc., HHC Acquisition, Inc. and Hudson Holding Corporation.
10.1	Form of Voting Agreement.
99.1	Press Release, dated January 5, 2011.

* * * *

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rodman & Renshaw Capital Group, Inc.

Dated: January 5, 2011	By:	/s/ David J. Horin

David J. Horin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

2.1	Agreement and Plan of Merger, dated January 4, 2011, among Rodman & Renshaw Capital Group, Inc., HHC Acquisition, Inc. and Hudson Holding Corporation.
10.1	Form of Voting Agreement.
99.1	Press Release, dated January 5, 2011 (furnished herewith pursuant to Items 2.02 and 7.01).